Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No.’s 333-254887 and 333-292370 on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of Alignment Healthcare, Inc. and the effectiveness of Alignment Healthcare, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Costa Mesa, California
February 26, 2026